Exhibit (p)(10)
                           WILSHIRE MUTUAL FUNDS, INC.

                       AMENDED AND RESTATED CODE OF ETHICS
                               ("CODE OF ETHICS")

A.    PREAMBLE

      This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Act") to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, including any officer or director of Wilshire Mutual Funds, Inc. (the "Company") in connection with the purchase or sale by such person of A SECURITY HELD OR TO BE ACQUIRED BY THE COMPANY(1):

                  1. To employ a device, scheme or artifice to defraud the Company;

                  2. To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

                  3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Company; or

                  4. To engage in a manipulative practice with respect to the Company.

      The Rule also requires that the Company and its investment adviser adopt and the Company's Board of Directors approve a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code.

      This Code of Ethics is adopted by the Board of Directors of the Company in compliance with the Rule. This Code of Ethics is based upon the principle that the directors and officers of the Company, and certain affiliated persons of the Company and its investment adviser, owe a fiduciary duty to, among others, the shareholders of the Company to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Company; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the investment adviser to the portfolios of the Company to report violations of this Code of Ethics to the Company's Compliance Officer.


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(1)   A security is deemed to be "held or to be acquired" if within the most recent fifteen (15) days it (i) is or has been held by the Company, or
      (ii) is being or has been considered by the Company or its investment adviser for purchase by the Company.

      This Code of Ethics shall not apply to any director, officer, general partner or person performing a similar function if such individual is required to comply with another organization's code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, provided, in the case of employees of the Company, investment adviser or underwriter, that such Code has been approved by the Company's Board of Directors.

B.    DEFINITIONS

                  1. "ACCESS PERSON" means:

                        (i) any director, officer or employee of the Company or any affiliate of the Company whose job regularly involves such person in the investment process on behalf of the Company. This includes the formulation and making of investment recommendations and decisions for the Company, the purchase and sale of securities for the Company and the utilization of information about the Company's investment recommendations, decisions and trades. Due to the manner in which the Company conducts its business, every employee of the Company and the investment adviser should assume that he is subject to this Code of Ethics unless the Compliance Officer of the Company specifies otherwise; and

                        (ii) any natural person who controls the Company or any affiliate of the Company, and who obtains information regarding the Company's investment recommendations or decisions. However, a person whose control arises only as a result of his official position with such entity is excluded from this item (ii).

                  2. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Company has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

                  3. "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

                  4. "CONTROL" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Act.

                  5. "COVERED PERSON" means:

                           (i) an Access Person; and

                           (i) any director, officer, general partner or person performing a similar function for the Company even if he has no knowledge of and is not involved in the investment process. Disinterested directors of the Company are covered under this term.

                  6. "INTERESTED PERSON" shall have the same meaning as that set forth in Section 2(a)(19) of the Act.

                  7. "PORTFOLIO MANAGER" means an employee of the investment adviser of the Company entrusted with the direct responsibility and authority to make investment decisions affecting the Company.

                  8. "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the Act and shall include shares of the Company, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments and shares of other registered open-end investment companies.

C.    PROHIBITED TRANSACTIONS

      1.    No COVERED PERSON shall:

                  (a) engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above;

                  (b) purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

                        (1) is being considered for purchase or sale by any portfolio of the Company, or

                        (2) is being purchased or sold by any portfolio of the Company; or

                  (c) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Company or the securities held by the various portfolios of the Company, except for the following disclosures:

                  (1) to persons providing services to the Company who have a need to know such information in order to fulfill their obligations to the Company, such as portfolio managers, administrators, custodians, and the Company's Board of Directors;

                  (2) in connection with periodic reports that are available to shareholders and the public;

                  (3) to mutual fund rating or statistical agencies or persons performing similar functions who have signed a confidentiality agreement with the Company;

                  (4) pursuant to a regulatory request or as otherwise required by law; or

                  (5) to persons approved in writing by the Compliance Officer of the Company.

            (d) profit in the purchase and sale, or sale and purchase, of shares of any one portfolio of the Company within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate portfolio of the Company.

      2.    No ACCESS PERSON SHALL:

            (a) accept any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Company.

            (b) acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from their positions with the Company.

            (c) purchase any securities in a private placement, without prior approval of the Compliance Officer of the Company or other officer designated by the Board of Directors. Any person authorized to purchase securities in a private placement shall disclose that investment when such person plays a part in any subsequent consideration of an investment in the issuer. In such circumstances, the Company's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

            (d) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate portfolio of the Company.

            (e) serve on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Company. Any such authorization shall be based upon a determination that the board service would not be inconsistent with the interests of the Company and its shareholders and shall be subject to the implementation of appropriate "Chinese Wall" or other procedures to isolate such investment personnel from the investment personnel making decisions about trading in that company's securities.

D.    EXEMPTED TRANSACTIONS

      The prohibitions of Subparagraphs C.1.(b) and C.2.(d) shall not apply to:

            1. purchases or sales effected in any account over which the Access Person or Covered Person, as applicable, has no direct or indirect influence or control;

            2. purchases or sales which are non-volitional on the part of either the Access Person, Covered Person or the Company, as applicable;

            3. purchases which are part of an automatic dividend reinvestment plan;

            4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            5. purchases or sales of securities which are not eligible for purchase by the Company and which are not related economically to securities purchased, sold or held by the Company; and

            6. transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Company and which are otherwise in accordance with Rule 17j-1; such determination to be made by the Compliance Officer of the Company taking into consideration the nature of the security, the amount and nature of transactions by the Company, the proposed amount and nature of the transactions by the officer, director or employee, the current and normal market activity in the subject security, and such other factors as are relevant to such determinations; and such exemption determination may be made by standing order of the Compliance Officer or on a case-by-case basis as the circumstances require.

E.    COMPLIANCE PROCEDURES

            1. Pre-clearance. All Access Persons shall receive prior written approval from the Compliance Officer of the Company or other officer designated by the Board of Directors before purchasing or selling securities. Purchases or sales of securities, other than securities of the Company, which are not eligible for purchase or sale by the Company or any portfolio of the Company that serves as the basis of the individual's "Access Person" status shall be entitled to clearance automatically from the Compliance Officer.

            2. Disclosure of Personal Holdings. All Access Persons shall disclose to the Compliance Officer of the Company all personal securities holdings within 10 days of becoming an Access Person and thereafter no later than each January 30th. Such reports shall be made on the form attached as Exhibits A (Initial Report) and B (Annual Report) and shall be delivered to the Compliance Officer of the Company.

            3. Certification of Compliance with Code of Ethics. Every COVERED PERSON shall certify annually that:

                  (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

                  (b) they have complied with the requirements of the Code of Ethics; and

                  (c) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

            This certification shall be contained in the Annual Report (Exhibit B hereto).

            4. Reporting Requirements.

                        (a) Except as provided in Subparagraph 4.(b) of this
                  Section, every COVERED PERSON shall report to the Compliance Officer of the Company the information described in Subparagraph 4.(c) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that a Covered Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

                        (b) Each DIRECTOR WHO IS NOT AN INTERESTED PERSON of the
                  Company need only report a transaction in a security if such director, at the time of the transaction knew, or, in the ordinary course of fulfilling his official duties as a director, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the director, such security is or was purchased or sold by the Company or is or was being considered for purchase or sale by the Company or its investment adviser; provided, however, that this Subparagraph shall not apply to transactions in shares of the Company. Such reports will include the information described in Subparagraph 4.(c) of this Section.

                        (c) Reports required to be made under this Section 4
                  shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every COVERED PERSON shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                        (1) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                        (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                        (3)   the price at which the transaction was effected;
                              and

                        (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

                        (d) Any such report may contain a statement that the
                  report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                        (e) Every Access Person shall direct his or her broker
                  to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

                        (f) The Compliance Officer of the Company shall notify
                  each covered person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

                        (g) Reports submitted to the Company pursuant to this
                  Code of Ethics shall be confidential and shall be provided only to the officers and directors of the Company, Company counsel or regulatory authorities upon appropriate request.

            5. Conflict of Interest. Every Covered Person shall notify the Compliance Officer of the Company of any personal conflict of interest relationship which may involve the Company, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Company.

F.    REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

            1. The Compliance Officer of the Company shall promptly report to the Board of Directors all apparent violations of this Code of Ethics and the reporting requirements thereunder.

            2. When the Compliance Officer of the Company finds that a transaction otherwise reportable to the Board of Directors under Paragraph (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors.

            3. The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

G.    ANNUAL REPORTING TO THE BOARD OF DIRECTORS

            The Compliance Officer of the Company shall prepare an annual report relating to this Code of Ethics to the Board of Directors. Such annual report shall:

            1. summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

            2. identify any violations requiring significant remedial action during the past year; and

            3. identify any recommended changes in the existing restrictions or procedures based upon the Company's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

            4. certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

H.    SANCTIONS

      Upon discovering a violation of the Code of Ethics, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

I.    RETENTION OF RECORDS

      This Code of Ethics, a list of all persons required to make reports and review reports hereunder from time to time, as shall be updated by the Compliance Officer of the Company, a copy of each report made by a covered person hereunder, each memorandum made by the Compliance Officer of the Company hereunder and a record of any violation hereof and any action taken as a result of such violation, and all other records required under Rule 17j-1 shall be maintained by the Company as required under Rule 17j-1.

Dated: December 4, 1996

Amended and Restated: June 7, 1999

Further Amended: June 5, 2000

Further Amended: June 14, 2004

                                                                       Exhibit A

                           WILSHIRE MUTUAL FUNDS, INC.

                                 CODE OF ETHICS

                                 INITIAL REPORT

To the Compliance Officer:

      1. I hereby acknowledge receipt of a copy of the Code of Ethics for Wilshire Mutual Funds, Inc. (the "Company").

      2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as any economic relationship between my transactions and securities held or to be acquired by the Company or any of its portfolios.

      4. As of the date I become an Access Person I had a direct or indirect beneficial ownership in the following securities:

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                                      Number of Shares/              Type of Interest
      Name of Securities               Principal Amount            (Direct or Indirect)           Broker/Dealer/Bank
      ------------------               ----------------            --------------------           ------------------
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
--------------------------------------------------------------------------------------------------------------------------

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

      5. As of the date I become an Access Person I held securities for my direct or indirect benefit with the following brokers, dealers and banks whether or not transactions in such securities are reportable under the Code.

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

Date:                             Signature:
     -------------------------              ---------------------------------

                                  Print Name:
                                             --------------------------------

                                  Title:
                                        -------------------------------------

                                  Employer's Name:
                                                  ---------------------------

Exhibit B

                           WILSHIRE MUTUAL FUNDS, INC.

                                  ANNUAL REPORT

All Access Persons must report any securities owned either directly (registered in your name) or indirectly (in a beneficial ownership account) as of each December 30. The reports must be returned to the Compliance Officer by January 30th each year.

Access Person (name):                     Date of Report:
                      --------------------               -----------------------

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                                NUMBER OF SHARES/
      TITLE OF SECURITY          PRINCIPAL AMOUNT                BROKER/DEALER/BANK               DIRECT/INDIRECT OWNERSHIP
--------------------------------------------------------------------------------------------------------------------------------
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

Annual Certification

To the Compliance Officer:

      1. I have read and understand the Code of Ethics of Wilshire Mutual Funds, Inc. and recognize that I am subject thereto in the capacity of an "Access Person."

      2. I hereby certify that, during the year ended December 31, 20__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

                          Signature:
                                    ------------------------------------------

                          Print Name:
                                     -----------------------------------------

                          Date:
                               -----------------------------------------------

Exhibit C

                           WILSHIRE MUTUAL FUNDS, INC.

     Securities Transactions Report For the Calendar Quarter Ended _________

To the Compliance Officer:

      1. During the quarter referred to above, the following transactions were effected in securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Company.

====================================================================================================================================
                                                                                   Nature of
                                                                                   Transaction                  Broker/Dealer
                                   Date of         Number      Dollar Amount       (Purchase, Sale,             or Bank through
               Security            Transaction     of Shares   of Transaction      Other)              Price    Whom Effected
------------------------------------------------------------------------------------------------------------------------------------
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

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

      Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Company or any of its Series.

      NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and registered open-end investment companies other than the Company.

      Disinterested directors are not required to make a report except where such director knew or should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such security is or was purchased or sold by the Company or such purchase or sale by the Company is or was considered by the Company or an adviser.

      2. During the quarter referred to above, the following are new accounts with all brokers, dealers or banks with which I hold securities whether or not transactions in such securities are reportable under the Code:


           Broker/Dealer/Bank                                   Date Account Established
           ------------------                                   ------------------------
Date:                                       Signature:
     -------------------------------                  --------------------------------------------

                                            Print Name:
                                                       -------------------------------------------

                                            Title:
                                                  ------------------------------------------------

                                            Employer's Name:
                                                            -------------------------------------